UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 24, 2020

ADVANCED BIOENERGY, LLC
(Exact name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)
763-226-2701
Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

As reported in Item 8.01, attached as Exhibit 99.1 to this Current Report is a letter that Advanced BioEnergy, LLC.  (the “Company” or “ABE”) sent to its unitholder members (“Members”) beginning on or about January 24, 2020 (“Member Letter”).  This Member Letter contains information about the Company’s expected taxable income per unit for calendar 2019, which will be approximately $0.75 per unit.

Item  8.01. Other Events

On January 24, 2020, the Company began mailing the initial distribution of $7.88 million or $0.31 per unit to Members of record as of January 24, 2020.The Company’s Board of Directors authorized the initial distribution on January 14, 2020.

Attached as Exhibit 99.1 to this Current Report is the Company’s January 24, 2020 Member Letter, which includes information about the initial and expected final distributions, questions and answers regarding Member matters related to the Plan of Liquidation currently in process, and the Company’s projected taxable income for 2019.

The Member Letter also informed Members that in connection with ABE’s liquidation, the ABE Board of Directors determined that ABE’s transfer records would be closed from and after the close of business on December 19, 2019.  Therefore, Members cannot sell or transfer units between now and the final distribution and liquidation of ABE.  The Company had disclosed the information about closing its transfer records effective December 19, 2020 in previous filings with the Securities and Exchange Commission.

Item 9.01.Financial Statements and Exhibits

The following Exhibit is attached:

Exhibit 99.1	Advanced BioEnergy, LLC. January 24, 2020 Letter to Members

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:  /s/ Richard R. Peterson

       Richard R. Peterson
       President, Chief Executive Officer and

       Chief Financial Officer

Date:  January 30, 2020

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